EXHIBIT 31.4

CERTIFICATION

I, Hugh T. Regan, Jr., certify that:

     1.   I have reviewed this amendment to the annual report on Form 10-K/A of inTEST Corporation; and

     2.    Based on my knowledge, the annual report as amended by this Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 29, 2009

/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary, Treasurer and Chief Financial Officer